Exhibit 99.(a)(39)

WORK IN PROGRESS Project Celtic Board of Management The Hague, 28 May 2009 Strictly private & confidential JX 197 Q1 2008 1 Highly Confidential KPN00183749

Agenda Summary Situation overview Options going forward Valuation Recommendation Q1 2008 2 Highly Confidential KPN00183750

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Summary

- **Celtic performance to date is behind expectations**
  - Integration KGCS / TDC finalized, financial and shareholding performance lacking initial expectations
  - Strategy partly executed, strategic flexibility restricted by current listing, governance structure and share price
  - Value KPN stake diminished from $ ~300 mn (€ 220 mn[1]) to $ ~40 mn (€ 30 mn[1]) in the period 2007 to 2009
- **Options going forward**
  - Buy remaining 44% shares (free float)
  - Sell current 56% stake
  - Keep stake (status quo)
- **Buying remaining stake and delisting is considered preferred option**
  - Enables implementation of optimal governance structure
  - Creates room for strategic flexibility through delisting and full ownership
  - Makes realisation upside potential more likely
- **Comprehensive post deal plan elements to capture value upside**
  - Change governance structure
  - Refocus management team and selectively change management team members
  - Execute growth strategy by investing in both organic and non-organic growth
- **We ask the Management Board to**
  - Start preparing a possible tender offer (TO) for the remaining outstanding shares in Celtic
  - Inform Supervisory Board regarding the possible TO
  - Note: the formal request to launch the TO will be made at a later stage

1. USD – EUR exchange rate of 0.74 as of 15 May 2009

3

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KPN00183751

Agenda Summary Situation overview Options going forward Valuation Recommendation Q1 2008 4 Highly Confidential KPN00183752

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Profile Celtic

Activities

- Celtic is a carrier of international voice traffic, headquartered in Burlington, Boston MA, USA
- Founded in 1996 and listed on the Nasdaq in 1999
- Celtic operates VoIP and TDM technology based platforms
- In 2007 Celtic was the number 2 world wide Carrier in terms of traffic minutes
- Network spans over 100 countries and delivers approximately 2 bn minutes of international call termination per month
- Customers include KPN, AT&T, Verizon, Vodafone, China Mobile, China, Unicom, IDT, Qwest, Skype, Telefónica and Yahoo
- As of 31 December 2008 Celtic employed 372 people

Strategy

Create sustainable international carrier activities through:

- Exploiting scalable systems and processes enabling active role in continued industry consolidation
- Focusing on operational efficiency
  - Manage at finer granularity than typical incumbent players
  - Exploit advanced business analytics
- Building economies of scale
  - Become market share leader in multiple countries
  - Exploit low cost of operation and transmission through VoIP to create value in future acquisitions and outsourcing deals

Management team

- Ofer Gneezy, CEO and Chairman of the Board(*)
- Gordon VanderBrug, Executive Vice President(*)
- Richard Tennant, CFO(*)
- Mark Flynn, Chief Legal Officer
- Paul Floyd, Global products, Networks and Systems
- Edwin van Ierland, Sales and Purchase
- Ajay Joseph, CTO
- Tamah Rosker, HR

(*) executive director

Financials[1]

$ mn	2006PF	2007PF	2008A
Revenues	1,298.9	1,390.6	1,323.6
Growth		*7.1%*	*(4.8%)*
Gross profit	133.4	142.3	136.3
Margin	*10.3%*	*10.2%*	*10.3%*
Adjusted EBITDA[2]	52.5	49.7	42.3
Margin	*4.0%*	*3.6%*	*3.2%*
Adjusted EBITDA[2] - Capex	37.7	n.a.	26.3
% of revenue	*2.9%*	*n.a.*	*2.0%*

1. Source: 2006PF Volcano Supervisory Board presentation 14 June 2006, 2007PF and 2008A Celtic investor presentation 2008 results
2. EBITDA adjusted for merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, and purchase accounting adjustments. Stock-based compensation expenses included

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KPN00183753

Mergers & Acquisitions

WORK IN PROGRESS

Profile Celtic (cont'd)

Share price


12
10
8
6
4
2
0
A
B
C
D
E
F
G
Jan-06
Jul-06
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Celtic share price
Nasdaq (rebased)

Ownership[1]

	Name	Amount held (mn)	% held
1	KPN	40.1	56.3%
2	Naugatuck Valley Holding Company	4.2	5.9%
3	Singer Children Management	2.9	4.1%
4	Millenium Management	2.7	3.8%
5	Lampe, Conway & Co.	1.9	2.7%
6	GMT Capital Corp	1.6	2.3%
7	Barclays Global Investors	1.5	2.1%
8	Ofer Gneezy	1.4	2.0%
9	Paradigm Capital Management	1.2	1.6%
10	Dimensional Fund	0.9	1.3%
	Rest	12.7	17.9%
	Total	71.2	100.0%

CEO Celtic

Milestones

A. Announcement transaction with KPN
B. Closing transaction with KPN
C. Dividend payment
D. Start share buy back 2008
E. Completion share buy back 2008
   - $ 15mn of common stock repurchased
   - KPN's share increased from 51% to 56%
F. Lehman bankruptcy
G. Closing price 15 May 2009: $ 1.07
   - Performance year-to-date: (24%)

Celtic - KPN transaction 2007

- Announcement date 21 June 2006 (A)
- Closing date 1 October 2007 (B)
- KPN obtained 40.1 mn (or 51%) new shares in Celtic for the consideration consisting of:
  - $ 55 mn cash payment
  - Contribution of 100% shares in KGCS
  - $ 21 mn cash on KPN GCS balance sheet
  - Framework services agreement with KGCS
  - License to use KPN's portfolio of patents
- Total value of the combination upon close was $ 585 mn of which KPN share was $ 298 mn[2]

1. Source: Bloomberg, 15 May 2009
2. Based on a closing share price of $ 7.82 on 9 October 2007, post dividend payout of $113 million to non-KPN Celtic shareholders

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KPN00183754

Market developments Traffic volumes increasing and shifting to VoIP; traffic prices declining Source: TeleGeography 2009 •Traffic trends – Modest growth in traditional minutes – VoIP share of global traffic is increasing •Price trends – Steady price erosion of 5 - 10% per annum due to price competition •Current conditions – Economic slowdown results in lower traffic volumes due to less long distant calls •Outlook – International voice traffic is expected to grow in long-term with lower mid-term growth – Price erosion expected to continue – Revenue development not fully clear Q1 2008 7 Highly Confidential KPN00183755

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Market overview

International carrier market is fragmented, consolidation expected to continue bn minutes
Int. carrier market 2007
Verizon
31.1
9%
Celtic
26.1
8%
Tata
21.1
6%
DT
17.5
5%
Telecom Italia
16.8
5%
Orange
15.1
5%
IDT
14.9
4%
Belgacom
13.8
4%
BT
13.5
4%
Sprint
13.3
4%
C&W
10.6
3%
Telmex
9.5
3%
Other
134
40%

- Currently the international carrier market is highly fragmented, consisting of
  - Independent players
  - Traditional (incumbent) players
- Success in international carrier voice business is becoming more dependent on
  - Economies of scale
  - Efficient VoIP platforms
- Several consolidations have taken place
  - VSNL / Teleglobe / ITXC (2004/2005)
  - IDT / Net2phone (2006)
  - Belgacom / Swisscom (2005)
  - Celtic / KGCS (2007)
  - Celtic / TDC (2008)
- Further consolidation is expected to continue
  - Implementing VoIP poses challenges to established carriers (BT, TI Sparkle, etc)
  - Carrier business considered subscale and non-core by traditional players

Source: TeleGeography 2009

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Q1 2008

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KPN00183756

Operational performance Celtic Decreasing volume partly offset by margin increase in latest quarter Celtic has not been able to benefit from increase in international traffic volume One time increase in minutes in Q2 ‘08 is caused by outsourcing deal with TDC Decline in minutes is mainly caused by apparent limited operational focus Celtics average revenue per minute has been falling over last quarters However, margin recovered in Q2 and Q3 ‘08 as the integration with KGCS appears to come together – In Q1 ‘09 Celtic experienced a significant increase in margin due to a focus on more valuable minutes Q1 2008 9 Highly Confidential KPN00183757

Financial and share price performance Celtic Declining revenues and underperforming share price Key performance metrics have deteriorated during last several quarters driven by price and volume declines One time revenue increase in Q2 ‘08 is caused by outsourcing deal with TDC EBITDA margin uplift visible since Q3 ‘08 due to focus on more valuable minutes Overall market sentiment deteriorated since Q3 2007 after Lehman collapse Celtic has no (pure play) listed peers Network based communication services providers are included for comparison reasons Performance Celtic in line with broader sector 1 Adjusted EBITDA calculated as adjusted EBITDA according Celtic’s definition less stock based compensation Q1 2008 10 Highly Confidential KPN00183758

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Situation overview - recap

Situation pre 2007 Celtic – KPN transaction	• European carriers facing price pressure, scale required to operate sustainable at low cost • KPN's sub-scale operation necessitated exit or partnership to create sustainable position
Celtic – KPN transaction in 2007	• KPN contributed 100% of the international carrier business (KGCS) into Celtic • Celtic issued new shares to KPN representing 51% of fully diluted shares (now 56%) • 51% of shares represented value of $ 298 mn at closing
Plan post Celtic – KPN transaction	• Capturing cost synergies offered by larger scale and operational efficiencies • Creation of tier 1 carrier through further acquisitions and outsourcing
Current status Celtic	• Integration KGCS / TDC finalized, financial and operational performance lacking initial expectations • Strategy partly executed, strategic flexibility restricted by current governance structure, listing and low share price • 56% of share holding represents market cap of $ 43 mn[1] • Current situation Celtic seems unsustainable
Options going forward	• Buy remaining 44% shares • Sell current 56% stake • Keep stake (status quo)

1. Based on share price of $ 1.07 (14 May 2009)

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KPN00183759

Agenda Summary Situation overview Options going forward Valuation Recommendation Q1 2008 12 Highly Confidential KPN00183760

Options going forward Buying remaining stake and delisting considered most attractive option Pro’s Con’s Buy remaining 44% shares Strategic flexibility through full ownership and delisting Optimal governance structure can be implemented Realisation upside potential more likely Capture 100% of upside potential [Moment seems interesting] Additional investment required Time and effort for delisting process Relatively high transaction costs vs. anticipated deal size Preferred option Sell current 56% stake No management focus required for managing / governing Celtic (commercial / operational relationship remains) Possible damage to reputation No opportunity to capture upside potential Loss of revenue (6.3% of total FY 2008) and EBITDA contribution Potential value loss through multiple difference Celtic and KPN Fallback option Keep stake (status quo) No further investment needed to acquire remaining stake Limited flexibility to improve business performance Continued management focus required Capture only 56% of upside potential Seems no viable option Q1 2008 13 Highly Confidential KPN00183761

Performance improvement potential Value per share $1.44 $0.15 $0.10 $0.27 $0.65 $1.17 $1.07 $1.54 Implied share price (cumulative) $1.44 $1.59 $1.69 $1.96 $2.61 $2.61 $1.07 $2.61 1. 1% decline in revenue growth results in a value loss of $21 mn 2. Equity value based on closing share price of $1.07 on 15 May 2009 and 71.2 mn shares outstanding Q1 2008 14 Highly Confidential KPN00183762

Redacted for Business Strategy Immunity Q1 2008 15 Highly Confidential KPN00183763

Agenda Summary Situation overview Options going forward Valuation Recommendation Q1 2008 16 Highly Confidential KPN00183764

Indicative stand alone valuation Enterprise Equity EV / EBITDA multiples Value Value Clarification 2008A 2009E 52 weeek high $281 mn $308 mn 52 week high of $4.32 per share (12 August 2008) 6.6x 6.8x 52 week low $12 mn $38 mn 52 week high of $0.54 per share (3 March 2009) 0.3x 0.3x 3 Mo Avg $33 mn $59 mn 3 Month trading average of $0.83 per share 0.8x 0.8x Current trading $50 mn $76 mn Share price of $1.07 per share (15 May 2009) 1.2x 1.2x Base case $76 mn $103 mn Base case projections, implied share price of $1.44 per share 1.8x 1.8x Jefferies target price $64 mn $105 mn Target price of $1.25 per share (27 Jan 2009) 1.5x 1.5x Q1 2008 17 Highly Confidential KPN00183765

Indicative value creation potential Value creation potential depends on share price, premium and deal costs NPV in $mn 1 Equity value based on closing share price of $1.07 on 14 May 2009 and 71.2 mn shares outstanding Q1 2008 18 Highly Confidential KPN00183766

Indicative value creating potential (cont’d) € mn, unless noted otherwise Share price ($) Offer price ($) Value non-KPN Equity share Value premium Deal costs Expected investment Base case Upside potential to Cost savings Efficiencies Total upside potential 103 17 66 15% premium to share price 1.00 1.15 31 5 20 56 7 17 66 90 1.10 1.27 34 + 5 + 20 = 59 0 + 17 + 66 = 82 1.20 1.38 37 6 20 63 0 9 66 75 1.30 1.50 40 6 20 67 0 2 66 67 30% premium to share price 1.00 1.30 31 9 20 60 2 17 66 85 1.10 1.43 34 + 10 + 20 = 65 0 + 12 + 66 = 77 1.20 1.58 37 11 20 69 0 4 66 69 1.30 1.69 40 12 20 73 0 0 61 61 45% premium to share price 1.00 1.45 31 14 20 65 0 15 66 81 1.10 1.60 34 + 15 + 20 = 70 0 + 7 + 66 = 72 1.20 1.74 37 17 20 74 0 0 64 64 1.30 1.89 40 18 20 79 0 0 55 55 Q1 2008 19 Highly Confidential KPN00183767

High level process description Check by legal Preparation tender offer Obtain mandate from KPN Board and Supervisory Board to make initial (friendly) tender offer (TO) for remaining outstanding shares Celtic Prepare documentation required to launch TO [Decide to make TO in due course after Supervisory Board discussion and conditional on market circumstances] Redacted for Business Strategy Immunity Q1 2008 20 Highly Confidential KPN00183768

Redacted for Business Strategy Immunity Q1 2008 21 Highly Confidential KPN00183769

Redacted for Business Strategy Immunity Q1 2008 22 Highly Confidential KPN00183770

Summary Situation overview Options going forward Valuation Recommendation Q1 2008 23 Highly Confidential KPN00183771

Recommendation and next steps We recommend the buy option Next steps – Start preparation for possible TO and TO announcement – Inform Supervisory Board regarding the possible TO We ask the Management Board to – Start preparing a possible tender offer (TO) for the remaining outstanding shares in Celtic – Inform Supervisory Board regarding the possible TO – Note: the formal request to launch the TO will be made at a later stage Q1 2008 24 Highly Confidential KPN00183772

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Appendix

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Highly Confidential                                                                                                                             KPN00183773

Base case financials and valuation(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,015.5 1023.2 1,037.4 1,053.9 1,070.8 1,089.0 1,107.5 Growth 14.7% 13.9% 7.1% (4.8%) (23.3%) 0.8% 1.4% 1.6% 1.6% 1.7% 1.7% Gross margin 120.6 103.3 133.4 142.3 138.3 121.8 117.1 116.9 116.5 116.6 118.5 120.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 12.0% 11.4% 11.3% 11.1% 10.9% 10.9% 10.9% Operating expenses 57.2 64.4 80.9 92.6 94.0 80.3 79.0 80.1 81.4 82.7 84.1 85.5 Operating EBITDA 63.4 38.9 52.5 49.7 42.3(2) 41.5 38.0 36.8 35.1 33.9 34.4 34.9 Margin 6.4% 3.4% 4.0% 3.6% 3.2% 4.1% 3.7% 3.5% 3.3% 3.2% 3.2% 3.1% Depreciation and amort. 24.6 18.8 17.4 30.1 32.0 34.4 33.0 31.7 28.1 19.7 19.1 18.4 Operating EBIT 38.8 20.1 35.1 19.6 10.3(2) 7.1 5.0 5.1 7.0 14.2 15.3 16.5 Margin 3.9% 1.8% 2.7% 1.4% 0.8% 0.7% 0.5% 0.5% 0.7% 1.3% 1.4% 1.5% Capex (7.5) (8.3) (14.8) n.a (16.0) (15.0) (15.1) (15.3) (15.6) (15.8) (16.1) (16.4) EBITDA - Capex 55.9 30.6 37.7 n.a 26.3(2) 26.5 22.9 21.4 19.6 18.1 18.3 18.5 Base case valuation WACC 15% Terminal growth rate 0% PV Terminal Value 8.3 Firm Value ($mn) 76.3 Net debt (cash) (26.6) Equity value 102.8 Per share 1.44 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006, 2007 pro forma stated in iBasis investor presentation dated 1 May 2009. Projections are based on KPN M&A estimates. 2. Excludes goodwill impairment of $214.8 mn Q1 2008 26 Highly Confidential KPN00183774

Jefferies and Co. financials and valuation(1) ($mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,257.1 1,275.4 1,289.2 1,303.6 1,316.1 1,328.6 Growth 14.7% 13.9% 7.1% (4.8%) (5.0%) 1.5% 1.1% 1.1% 1.0% 0.9% Gross margin 120.6 103.3 133.4 142.3 136.3 133.4 137.4 139.0 140.6 142.0 143.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% Operating expenses 57.2 64.4 80.9 92.6 94.0 95.6 96.8 97.8 98.9 99.9 100.8 Operating EBITDA 63.4 38.9 52.5 49.7 42.3(2) 37.8 40.6 41.2 41.7 42.1 42.6 Margin 6.4% 3.4% 4.0% 3.6% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation and amort. 24.6 18.8 17.4 30.1 32.0 32.2 32.9 33.3 31.2 28.8 27.6 Operating EBIT 38.8 20.1 35.1 n.a 10.3(2) 5.6 7.7 7.9 10.5 13.3 15.0 Margin 3.9% 1.8% 2.7% n.a 0.8% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1% Capex (7.5) (8.3) (14.8) n.a (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) EBITDA - Capex 55.9 30.6 37.7 n.a 26.3(2) 22.8 22.6 20.2 17.7 15.8 14.3 Jefferies DCF valuation WACC 15% Terminal growth rate 0% PV Terminal Value 28.3 Firm Value ($mn) 84.0 Net debt (cash) (41.0) Equity value 105.0 Public market discount 15% Public market equity value 89.3 Per share 1.25 1. Source: Years 2004PF – 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006. 2007PF and 2009E – 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis 2. Excludes goodwill impairment of $214.8 mn Q1 2008 27 Highly Confidential KPN00183775

Financial comparison base case vs. Jefferies case 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009. Q1 2008 28 Highly Confidential KPN00183776

Financial comparison base case vs. Jefferies case (cont’d) 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009. 3. Defined as EBITDA capex Q1 2008 29 Highly Confidential KPN00183777

Financial comparison base case vs. Jefferies case (cont’d) 1. Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009. Q1 2008 30 Highly Confidential KPN00183778

Redacted for Privilege Q1 2008 31 Highly Confidential KPN00183779

Redacted for Privilege Q1 2008 32 Highly Confidential KPN00183780

Indicative stand alone valuation Sensitivity analysis base case Additional annual gross margin Additional annual revenue growth (2.0%) (1.0%) 0.0% 1.0% 2.0% (1.0%) 14 39 62 83 106 (0.5%) 39 63 84 105 128 0.0% 61 82 103 125 149 0.5% 79 100 125 145 170 1.0% 97 118 141 165 192 Terminal growth WACC 14.0% 14.5% 15.0% 15.5% 16.0% (1.0%) 111 107 103 99 96 (0.5%) 111 107 103 99 96 0.0% 111 107 103 99 96 0.5% 111 107 103 99 96 1.0% 111 107 103 99 96 Q1 2008 33 Highly Confidential KPN00183781

Precedent minority Buy-ins Premium to EV Premium to share price 1 Day 1 Day 1 Mo. Avg. 3 Mo. Avg. 6 Mo. Avg. LTM High LTM Low Initial Mean 32.3% 29.0% 29.9% 23.7% 18.1% (25.4%) (157.2%) Median 13.2% 21.5% 25.8% 17.4% 12.7% (18.9%) 62.2% High 468.5% 98.5% 125.6% 100.3% 121.8% 87.1% 1749.1% Low (39.0%) (7.9%) (6.5%) (25.2%) (51.2%) (88.4%) 20.8% Final Mean 45.1% 40.7% 41.3% 40.1% 36.3% (14.0%) 189.2% Median 17.9% 32.8% 37.6% 30.1% 25.8% (7.0%) 83.5% High 641.1% 140.0% 96.5% 111.4% 121.8% 87.1% 1749.1% Low (67.6%) 6.7% (4.4%) (13.6%) (9.5%) (87.0%) 20.8% Average initial premium ~30% to Enterprise Value Average final premium ~45% to Enterprise Value Source: Morgan Stanley, 13 May 2009 Q1 2008 34 Highly Confidential KPN00183782

Premium considerations In general premiums are paid over the equity value The equity value includes the cash/debt position Celtic has a positive net cash position of $26.6 mn (Q1 2009) Premiums should not be paid over positive cash positions To correct for positive cash position, enterprise value should be used as basis for premium Premium to EV Premium share price 1 Day 1 Mo. Avg. 3 Mo. Avg. 6 Mo. Avg. LTM High LTM low Enterprise Value Equity Value Buy-in Amount Offer Price Celtic actual 1.07 1.04 0.83 1.08 4.32 0.54 49.7 76.2 0.0% 0.0% 3.1% 28.5% (1.2%) (75.2%) 98.1% 49.7 76.2 33.3 1.07 5.0% 3.3% 6.5% 32.6% 2.0% (74.4%) 104.6% 52.1 78.7 34.4 1.10 10.0% 6.5% 9.8% 36.8% 5.2% (73.6%) 111.1% 54.6 81.2 35.5 1.14 15.0% 9.8% 13.2% 41.0% 8.5% (72.8%) 117.5% 57.1 83.7 36.6 1.17 20.0% 13.0% 16.5% 45.2% 11.7% (72.0%) 124.0% 59.6 86.1 37.6 1.21 25.0% 16.3% 19.9% 49.4% 14.9% (71.2%) 130.4% 62.1 88.6 38.7 1.24 30.0% 19.5% 23.3% 53.6% 18.1% (70.4%) 136.9% 64.6 91.1 39.8 1.28 35.0% 22.8% 26.6% 57.8% 21.3% (69.6%) 143.3% 67.0 93.6 40.9 1.31 40.0% 26.1% 30.0% 61.9% 24.6% (68.8%) 149.8% 69.5 96.1 42.0 1.35 45.0% 29.3% 33.3% 66.1% 27.8% (68.0%) 156.2% 72.0 98.6 43.1 1.38 50.0% 32.6% 36.7% 70.3% 31.0% (67.2%) 162.7% 74.5 101.0 44.2 1.42 55.0% 35.8% 40.1% 74.5% 34.2% (66.4%) 169.2% 77.0 103.5 45.2 1.45 60.0% 39.1% 43.4% 78.7% 37.4% (65.5%) 175.6% 79.5 106.0 46.3 1.49 Q1 2008 35 Highly Confidential KPN00183783

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Back-up

Q1 2008                                                                                                                                                  36

Highly Confidential                                                                                                                             KPN00183784

WORK IN PROGRESS Premium considerations INDICATIVE Premium to EV Premium to share price Enterprise Equity Buy-in Offer 1 Day 1 day 1 Mo. Avg 3 Mo. Avg 6 Mo. Avg LTM High LTM Low Value Value Amount Price Celtic Actual 1.07 1.04 0.83 1.08 4.32 0.54 49.7 76.2 0.0% 0.0% 3.1% 28.5% (1.2%) (75.2%) 98.1% 49.7 76.2 33.3 1.07 5.0% 3.3% 6.5% 32.6% 2.0% (74.4%) 104.6% 52.1 78.7 34.4 1.10 10.0% 6.5% 9.8% 36.8% 5.2% (73.6%) 111.1% 54.6 81.2 35.5 1.14 15.0% 9.8% 13.2% 41.0% 8.5% (72.8%) 117.5% 57.1 83.7 36.6 1.17 20.0% 13.0% 16.5% 45.2% 11.7% (72.0%) 124.0% 59.6 86.1 37.6 1.21 25.0% 16.3% 19.9% 49.4% 14.9% (71.2%) 130.4% 62.1 88.6 38.7 1.24 30.0% 19.5% 23.3% 53.6% 18.1% (70.4%) 136.9% 64.6 91.1 39.8 1.28 35.0% 22.8% 26.6% 57.8% 21.3% (69.6%) 143.3% 67.0 93.6 40.9 1.31 40.0% 26.1% 30.0% 61.9% 24.6% (68.8%) 149.8% 69.5 96.1 42.0 1.35 45.0% 29.3% 33.3% 66.1% 27.8% (68.0%) 156.2% 72.0 98.6 43.1 1.38 50.0% 32.6% 36.7% 70.3% 31.0% (67.2%) 162.7% 74.5 101.0 44.2 1.42 55.0% 35.8% 40.1% 74.5% 34.2% (66.4%) 169.2% 77.0 103.5 45.2 1.45 60.0% 39.1% 43.4% 78.7% 37.4% (65.5%) 175.6% 79.5 106.0 46.3 1.49 Precedent minority Buy-Ins (2) Premium to EV Premium to share price 1 day 1 day 1 Mo. Avg 3 Mo. Avg 6 Mo. Avg LTM High LTM Low Initial Mean 32.3% 29.0% 29.9% 23.7% 18.1% (25.4%) (157.2%) Median 13.2% 21.5% 25.8% 17.4% 12.7% (18.9%) 62.2% High 468.5% 98.5% 125.6% 100.3% 121.8% 87.1% 1749.1% Low (39.0%) (7.9%) (6.5%) (25.2%) (51.2%) (88.4%) 20.8% Final Mean 45.1% 40.7% 41.3% 40.1% 36.3% (14.0%) 189.2% Median 17.9% 32.8% 37.6% 30.1% 25.6% (7.0%) 83.5% High 641.1% 140.0% 96.5% 111.4% 121.8% 87.1% 1749.1% Low (67.6%) 6.7% (4.4%) (13.8%) (9.5%) (87.0%) 20.8% 1. Enterprise value based on closing share price of $1.07 on 14 May 2009 and 71.2 mn shares outstanding 2. Source: Morgan Stanley. 13 May 2009 Q1 2008 37 Highly Confidential KPN00183785

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1              This sheet contains Factset binary data for use with this workbook’s =FDS codes. Modifying the worksheet’s contents may damage the workbook’s =FDS functionality.

Highly Confidential                                                                                                                             KPN00183786

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183787

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183788

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183789

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183790

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183791

[iBasis, Inc. has produced the page below, and all other pages in this presentation, in the format in which KPN N.V. produced the pages to iBasis, Inc.]

Highly Confidential KPN00183792

Highly Confidential KPN00183793

Celtic Level3 Global Crossing Vonage IDT S&P 500 Nasdaq 21-Jun-2006 100.0 100 100.0 100.0 100.0 100.0 100.0 22-Jun-2006 100.6 100.0 99.1 97.7 99.3 99.5 99.1 23-Jun-2006 99.1 97.3 97.4 98.9 100.1 99.4 99.1 26-Jun-2006 98.7 97.6 97.5 101.7 99.3 99.9 99.6 27-Jun-2006 98.3 91.5 92.9 99.9 98.4 99.0 98.1 28-Jun-2006 97.3 92.5 90.5 100.5 97.7 99.5 98.6 29-Jun-2006 98.3 99.3 90.3 100.0 99.3 101.7 101.5 30-Jun-2006 100.6 107.5 92.1 97.1 99.9 101.4 101.4 03-Jul-2006 100.6 101.2 91.7 97.2 99.9 102.2 102.3 04-Jul-2006 100.6 101.2 91.7 97.2 99.9 102.2 102.3 05-Jul-2006 101.7 100.0 90.8 93.4 98.3 101.5 100.6 06-Jul-2006 99.8 103.4 92.9 88.9 97.2 101.7 100.6 09-Jul-2006 98.7 106.5 93.6 86.7 97.1 101.1 99.5 10-Jul-2006 97.7 104.8 90.1 83.6 96.8 101.2 98.9 11-Jul-2006 97.3 105.8 86.1 79.5 98.1 101.6 99.4 12-Jul-2006 96.0 101.0 86.6 79.3 96.5 100.5 97.6 13-Jul-2006 93.7 99.5 83.1 74.4 95.9 99.2 95.9 14-Jul-2006 95.2 97.6 77.9 76.4 94.5 98.7 95.1 17-Jul-2006 93.8 99.5 79.3 80.0 95.2 98.6 95.2 l8-Jul-2006 92.9 97.6 78.5 78.8 94.4 98.8 95.4 19-Jul-2006 92.7 105.1 77.9 80.0 97.4 100.6 97.2 20-Jul-2006 92.9 100.2 76.2 81.1 97.8 99.8 95.2 21-Jul-2006 94.3 97.1 75.6 77.3 97.2 99.0 94.4 24-Jul-2006 91.8 105.6 78.3 78.2 98.1 100.7 96.3 25-Jul-2006 94.3 96.9 80.1 78.4 99.3 101.3 9(5.9 26-Jul-2006 95.2 95.9 79.7 78.3 98.3 101.3 96.7 27-Jul-2006 96.0 96.6 79.7 78.6 97.5 100.9 95.9 28-Jul-2006 96.0 96.9 77.6 78.5 97.9 102.1 97.8 31-Jul-2006 95.9 94-9 79.1 80.1 96.9 102.0 97.7 0l-Aug-2006 94.4 93.9 76.5 75.7 97.8 101.5 96.3 02-Aug-2006 94.9 91.3 76.7 72.3 97.7 102.1 97.1 03-Aug-2006 94.7 88.1 78.1 72.1 97.8 102.2 97.7 04-Aug-2006 95.2 86.2 78.6 78.1 97.8 102.2 97.4 07-Aug-2006 93.7 83.3 79.4 78.4 97.2 101.9 96.8 08-Aug-2006 93.4 89.1 78.5 78.3 96.5 101.5 96.2 09-Aug-2006 92.5 89.6 76.3 76.9 97.2 101.1 96.2 10-Aug-2006 92.2 91.0 80.8 75.0 98.3 101.6 96.8 11-Aug-2006 90.5 90.3 77.7 73.4 97.8 101.2 96.1 14-Aug-2006 91.1 89.1 76.7 72.4 97.2 101.3 96.6 15-Aug-2006 89.0 92.5 78.7 73.9 98.3 102.7 98.8 16-Aug-2006 99.5 92.5 77.5 75.8 98.3 103.5 100.4 17-Aug-2006 88.6 90.1 75.8 73.9 98.9 103.6 100.8 18-Aug-2006 99.4 91.0 77.1 73.4 98.3 104.0 101.1 21-Aug-2006 91.2 93.7 77.1 76.3 98.3 103.6 100.3 22-Aug-2006 94.1 99-5 76.7 74.9 99.3 103.7 100.4 23-Aug-2006 92.0 96.6 77.0 76.8 98.1 103.3 99.7 24-Aug-2006 93.6 98.3 76.5 80.1 100.6 103.5 99.8 25-Aug-2006 93.3 101.5 79.0 80.0 100.7 103.4 100.0 28-Aug-2006 95.2 101.7 78.2 80.0 101.3 104.0 100.9 29-Aug-2006 96.0 103.9 77.2 85.2 100.6 104.2 101.5 30-Aug-2006 95.5 106.3 84.2 91.5 102.5 104.2 102.1 31-Aug-2006 96.6 107.3 86.9 96.2 103.4 104.1 102.0 01-Sep-2006 98.3 104-4 88.3 100.6 103.3 104.7 102.4 04-Sep-2006 98.3 104.4 88.3 100.6 103.8 104.7 102.4 05-Sep-2006 99.4 104.1 90.3 93.1 105.5 104.9 103.0 06-Sep-2006 98.9 102.4 84.7 89.6 103.8 103.8 101.2 07-Sep-2006 100.5 99.5 82.7 91.3 104.9 103.3 100.7 08-Sep-2006 101.1 100.7 83.2 88.8 104.9 103.7 101.1 11-Sep-2006 96.8 105.3 86.4 81.6 105.0 103.8 101.5 12-Sep-2006 96.9 109.9 93.9 85.3 106.1 104.9 103.5 13-Sep-2006 99.8 110-2 94.0 88.1 106.2 105.3 104.0 14-Sep-2006 100.0 119.4 98.3 82.7 106.1 105.1 104.1 15-Sep-2006 100.8 123.5 98.7 82.5 105.6 105.4 104.4 18-Sep-2006 100.0 123.2 98.5 82.0 106.6 105.5 104.4 19-Sep-2006 99.7 125.4 99.4 81.4 106.6 105.3 103.8 20-Sep-2006 99.7 129.8 101.6 80.7 106.6 105.8 105.2 Highly Confidential KPN00183794

21-Sep-2006 98.3 124.7 100.3 79.9 105.3 105.3 104.5 22-Sep-2006 96.9 124.9 101.6 90.7 104.9 105.0 103.6 25-Sep-2006 95.2 129.5 103.9 79.0 105.6 105.9 105.0 26-Sep-2006 94.6 132.2 105.9 78.5 105.1 106.7 105.6 27-Sep-2006 93.0 127.4 113.0 76.5 105.6 106.7 105.7 28-Sep-2006 93.0 125.2 106.6 75.9 104.7 106.9 106.0 29-Sep-2006 94.7 130.5 106.3 77.7 104.4 106.7 105.5 02-Oct-2006 92.9 125.2 105.1 79.3 104.6 106.3 104.5 03-Oct-2006 92.9 121.1 103.7 80.3 104.4 106.5 104.8 04-Oct-2006 92.9 119.4 104.3 81.9 105.4 107.8 107.0 05-Oct-2006 93.6 124.9 106.8 79.0 105.7 108.1 107.7 06-Oct-2006 93.9 124.7 108.7 79.1 104.5 107.8 107.4 09-Oct-2006 95.0 127.6 107.9 80.0 104.6 107.9 108.0 10-Oct-2006 97.7 125.9 113.3 82.9 104.7 108.1 108.1 11-Oct-2006 97.8 123.7 113.5 80.0 91.9 107.8 107.8 12-Oct-2006 98.5 124.0 114.8 81.5 92.3 109.8 109.6 13-Oct-2006 97.8 127.1 115.9 82.1 92.5 109.1 110.1 16-Oct-2006 98.1 128.8 114.8 86.2 93.3 109.3 110.4 17-Oct-2006 98.3 145.8 123.4 86.9 92.86 108.9 109.5 18-Oct-2006 97.1 139.7 127.1 86.4 92.8 109.1 109.2 19-Oct-2006 95.9 140.4 124.7 86.9 93.5 109.2 109.3 20-Oct-2006 88.9 141-2 124.4 84.5 95.1 109.3 109.4 23-Oct-2006 91.1 140.0 125.6 85.3 94.1 110.0 110.0 24-Oct-2006 93.3 137.0 125.2 83.5 93.8 110.0 109.5 25-Oct-2006 93.1 130.5 125.1 82.7 93.8 110.4 110.1 26-Oct-2006 93.6 130.3 127.9 84.6 94.1 110.9 111.1 27-Oct-2006 93.8 125.9 133.1 82.7 92.5 110.0 109.8 30-Oct-2006 93.5 130.3 130.8 84.2 93.7 110.0 110.4 31-Oct-2006 95.0 128.1 127.4 77.7 94.1 110.0 110.5 0l-Nov-2006 93.1 128.3 127.2 73.4 91.3 109.2 109.0 02-Nov-2006 93.7 129.3 131.8 73.4 91.5 109.2 109.0 03-Nov-2006 94.1 130.8 134.8 74.1 92.2 109.0 108.9 06-Nov-2006 93.7 129.5 135.9 76.0 92.5 110.2 110.5 07-Nov-2006 93.4 133.9 139.5 76.3 91.6 110.4 111.0 08-Nov-2006 92.9 134.1 136.3 76.0 92.4 110.7 111.4 09-Nov-2006 92.6 134.6 132.3 75.8 90.8 110.1 111.0 l0-Nov-2006 92.6 133.9 134.1 74.9 91.7 110.3 111.6 13-Nov-2006 93.9 132-2 136.1 73.8 92.1 110.6 112.4 14-Nov-2006 92.6 132.4 135.8 74.1 92.7 111.3 113.5 15-Nov-2006 92.6 131.7 140.1 76.0 94.1 111.5 114.1 16-Nov-2006 95.3 129.1 140.1 79.3 94.1 111.8 114.4 17-Nov-2006 92.5 125.7 134.2 81.4 94.1 111.9 114.2 20-Nov-2006 94.6 126.6 131.1 75.7 92.6 111.8 114.5 21-Nov-2006 94.5 125.7 133.0 75.7 92.3 112.0 114.6 22-Nov-2006 93.7 126.2 134.9 75.4 91.5 112.3 115.2 23-Nov-2006 93.7 126-2 134.9 75.4 91.5 112.3 115.2 24-Nov-2006 94.5 124.2 135.3 75.4 92.3 111.9 114.9 27-Nov-2006 93.8 121.1 130.8 73.8 90.2 110.4 112.4 28-Nov-2006 92.8 124.2 134.1 73.8 93.3 110.7 112.7 29-Nov-2006 94.5 122.3 134.4 75.0 93.4 111.8 113.6 30-Nov-2006 92.6 129.3 133.9 73.4 93.8 111.9 113.6 0l-Dec-2006 93.1 132.0 135.4 73.6 93.2 111.5 112.7 04-Dec-2006 92.6 135.6 138.5 77.3 93.8 112.5 114.3 05-Dec-2006 92.7 130-3 137.4 76.3 93.3 113.0 114.5 06-Dec-2006 92.7 134.1 134.5 75.7 91.5 112.8 114.2 07-Dec-2006 92.9 139.2 134.8 76.2 92.3 112.4 113.4 08-Dec-2006 93.5 140.9 134.8 79.9 92.8 112.6 113.8 11-Dec-2006 95.5 144.1 135.2 81.9 93.9 112.8 114.1 12-Dec-2006 95.4 143.6 137.8 82.1 94.1 112.7 113.6 13-Dec-2006 95.1 142.1 135.5 81.7 93.3 112.9 113.6 14-Dec-2006 94.5 143.3 133.0 80.7 94.0 113.8 114.6 15-Dec-2006 95.5 144-1 130.0 81.6 93.9 114.0 114.89 l8-Dec-2006 95.2 143.3 125.2 80.7 93.9 113.6 113.7 19-Dec-2006 94.7 139.2 122.4 80.0 93.8 113.8 113.5 20-Dec-2006 94.9 136.8 124.9 81.0 92.6 113.7 113.4 21-Dec-2006 95.5 136.8 124.3 79.8 93.1 113.3 112.8 22-Dec-2006 95.9 137.0 122.2 79.2 94.3 112.7 112.1 Highly Confidential KPN00183795

25-Dec-2006 95.9 137.0 122.28 79.2 94.3 112.7 112.1 26-Dec-2006 95.0 135.4 122.9 80.0 94.9 113.2 112.7 27-Dec-2006 96.5 139.2 127.7 79.5 95.5 113.9 113.5 23-Dec-2006 96.6 137.0 127.7 78.8 94.5 113.9 113.3 29-Dec-2006 97.1 135.6 127.3 78.4 94.7 113.8 112.8 01-Jan-2007 97.1 135.6 127.3 78.4 94.7 113.3 112.8 02-Jan-2007 97.1 135.6 127.3 78.4 94.7 113.3 112.8 03-Jan-2007 97.6 136.8 124.4 75.7 97.1 113.1 113.2 04-Jan-2007 99.1 134.9 122.9 74.7 96.9 113.3 114.6 05-Jan-2007 99.2 143.6 119.3 73.7 94.1 112.6 113.7 08-Jan-2007 99.1 147.2 123.2 74.5 93.8 112.8 113.9 09-Jan-2007 100.1 146.0 126.5 72.9 93.3 112.8 114.1 10-Jan-2007 100.5 146.0 129.7 73.6 93.7 113.0 114.9 11-Jan-2007 100.0 156.9 136.8 73.2 96.7 113.7 116.0 12-Jan-2007 100.6 159.8 138.7 73.1 98.1 114.3 116.9 15-Jan-2007 100.6 159.9 138.7 73.1 98.1 114.3 116.9 l6-Jan-2007 101.6 160.0 137.8 71.2 97.1 114.4 116.7 17-Jan-2007 105.1 151.1 137.7 68.0 97.8 114.2 115.8 l8-Jan-2007 102.6 145.5 134.4 64.6 97.8 113.9 114.1 19-Jan-2007 102.9 146.2 132.7 68.5 99.6 114.2 114.5 22-Jan-2007 102.9 143.6 128.4 67.3 96.5 113.6 113.5 23-Jan-2007 103.4 144-1 129.1 66.1 94.7 114.0 113.6 24-Jan-2007 100.2 151.6 127.0 64.3 94.9 115.0 115.2 25-Jan-2007 103.1 149.4 128.0 65.8 93.0 113.7 113.7 26-Jan-2007 103.4 153.0 128.8 67.9 93.5 113.6 113.7 29-Jan-2007 103.4 148.7 128.0 67.5 93.3 113.4 114.0 30-Jan-2007 103.7 147.9 129.7 66.3 94.6 114.1 114.4 31-Jan-2007 105.0 150.1 132.9 64.2 97.4 114.9 115.1 01-Feb-2007 104.9 147.7 132.9 62.6 98.0 115.5 115.3 02-Feb-2007 104.0 147.5 133.3 60.8 98.7 115.7 115.6 05-Feb-2007 102.3 151.8 134.5 62.4 96.7 115.6 115.4 06-Feb-2007 102.4 153.5 136.2 64.5 99.1 115.6 115.4 07-Feb-2007 102.2 159.1 138.8 65.2 98.7 115.8 116.3 08-Feb-2007 104.5 147.5 136.9 65.6 98.1 115.7 115.2 09-Feb-2007 107.4 149.6 136.3 66.8 97.6 114.8 114.9 12-Feb-2007 107.2 146.2 136.3 66.4 97.5 114.5 114.4 13-Feb-2007 100.5 147.2 134.7 66.6 97.6 115.3 114.9 14-Feb-2007 109.7 151.8 138.6 66.0 97.5 116.2 115.6 15-Feb-2007 111.5 154.2 139.7 59.9 97.3 116.3 116.6 16-Feb-2007 113.8 155.9 142.2 61.4 98.0 116.2 116.6 19-Feb-2007 113.8 155.9 142.2 61.4 98.0 116.2 116.6 30-Feb-2007 114.2 158.6 141.2 61.9 97.5 116.6 117.4 21-Feb-2007 114.2 161.5 141.8 60.7 98.5 116.4 117.6 22-Feb-2007 118.4 159.9 146.0 60.2 98.9 116.3 117.9 23-Feb-2007 117.1 158.6 154.2 60.9 99.3 115.9 117.5 26-Feb-2007 114.4 163.7 154.5 61.2 100.2 115.7 117.0 27-Feb-2007 111.9 153.3 146.6 58.8 94.5 111.7 112.4 28-Feb-2007 115.4 159.1 147.4 58.8 94.4 112.3 112.8 01-Mar-2007 113.0 153.3 148.3 58.9 94.7 112.1 112.3 02-Mar-2007 115.1 152.3 146.0 59.0 93.1 110.8 110.8 05-Mar-2007 115.2 147.7 139.6 57.5 93.3 109.7 109.3 06-Mar-2007 115.5 151.1 141.2 59.0 95.1 111.4 111.4 07-Mar-2007 116.8 150.6 139.7 57.1 94.0 111.2 110.9 08-Mar-2007 116.7 150.6 139.7 54.9 94.5 112.0 111.5 09-Mar-2007 114.5 153.0 139.5 47.1 84.9 112.0 111.5 12-Mar-2007 114.6 153.5 144.0 48.7 83.5 112.3 112.2 13-Mar-2007 114.6 149.2 138.3 47.0 81.2 110.0 109.8 14-Mar-2007 113.4 150.6 135.4 47.3 82.3 110.8 110.8 15-Mar-2007 113.1 150.4 150.9 47.0 82.7 111.2 111.1 16-Mar-2007 115.7 149.6 151.9 45.2 4.0 110.8 110.8 19-Mar-2007 116.6 150.6 159.4 45.0 83.7 112.0 111.8 20-Mar-2007 117.8 149.6 155.9 45.1 84.1 112.7 112.5 21-Mar-2007 120.9 149.4 155.7 45.1 86.0 114.6 114.7 22-Mar-2007 119.9 149.4 154.3 45.8 85.5 114.6 114.5 23-Mar-2007 121.7 149.6 150.7 33.9 83.2 114.7 114.4 26-Mar-2007 122.6 150.6 146.3 38.2 82.8 114.8 114.7 27-Mar-2007 124.3 148.4 143.6 36.8 82.3 114.1 113.8 Highly Confidential KPN00183796

28-Mar-2007 123.3 146.0 141.8 36.8 82.0 113.2 112.9 29-Mar-2007 124.1 145.3 145.7 34.6 82.5 113.6 112.9 30-Mar-2007 125.6 147.7 142.6 39.0 82.2 113.5 113.1 02-Apr-2007 122.5 147.0 141.1 40.5 81.7 113.8 113.1 03-Apr-2007 122.3 145.3 141.0 41.5 82.0 114.8 114.4 04-Apr-2007 121.5 147.0 145.6 40.9 81.2 114.9 114.8 05-Apr-2007 121.5 148.4 143.3 38.1 81.5 115.3 115.4 06-Apr-2007 121.5 148.4 143.3 38.1 81.5 115.3 115.4 09-Apr-2007 120.8 151.6 143.6 34.2 81.1 115.4 115.3 10-Apr-2007 121.1 148.9 146.0 33.9 81.1 115.7 115.7 11-Apr-2007 119.8 146.0 151.0 33.9 80.7 114.9 114.9 12-Apr-2007 119.0 146.5 151.3 36.2 81.0 115.6 115.8 13-Apr-2007 124.5 147.7 156.4 38.3 81.9 116.0 116.4 16-Apr-2007 122.1 147.9 155.7 37.2 82.6 117.3 117.6 17-Apr-2007 122.4 145.8 154.7 37.4 82.0 117.5 117.5 18-Apr-2007 123.1 145.3 153.7 35.1 81.9 117.6 117.2 19-Apr-2007 122.6 144.1 150.1 33.9 81.0 117.5 117.0 20-Apr-2007 122.5 148.2 153.8 33.8 82.0 118.5 118.0 23-Apr-2007 121.8 146.7 151.1 32.7 81.6 118.3 117.9 24-Apr-2007 122.7 146.7 149.2 42.0 81.9 118.2 117.9 25-Apr-2007 124.5 149.6 152.6 37.5 81.5 119.4 119.0 26-Apr-2007 123.5 138.7 152.2 38.3 80.3 119.3 119.3 27-Apr-2007 124.6 139.5 150.1 35.1 80.2 119.3 119.4 30-Apr-2007 124.5 134.6 149.5 34.7 80.0 118.4 117.9 01-May-2007 121.9 127.4 146.4 35.5 79.7 118.7 118.2 02-May-2007 123.3 131.2 146.3 36.7 81.2 119.5 119.5 03-May-2007 118.9 136.1 146.7 35.3 81.2 120.0 119.8 04-May-2007 115.7 135.6 145.2 35.3 82.5 120.2 120.1 07-May-2007 114.4 134.1 145.2 34.9 82.0 120.5 120.1 08-May-2007 113.7 136.8 143.5 34.5 81.9 120.4 120.1 09-May-2007 113.8 137.0 145.8 34.5 82.2 120.8 120.3 10-May-2007 113.1 134.9 129.4 38.2 80.5 119.1 118.3 11-May-2007 114.5 134.1 118.9 39.1 82.5 120.3 119.7 14-May-2007 115.4 131.2 115.1 37.9 82.9 120.0 118.9 15-May-2007 115.9 129.3 115.0 35.7 83.6 119.9 117.9 16-May-2007 116.0 130.5 112.8 34.6 83.9 120.9 119.0 17-May-2007 114.3 129.8 109.9 34.5 83.4 120.8 118.6 18-May-2007 114.9 129.3 109.1 35.3 84.3 121.6 119.5 21-May-2007 114.3 133.9 115.1 35.9 85.0 121.8 120.4 22-May-2007 115.3 140.4 114.8 35.5 85.6 121.7 120.9 23-May-2007 116.5 141.4 116.4 35.9 85.4 121.6 120.4 24-May-2007 116.2 137.3 110.6 35.6 83.8 120.4 118.5 25-May-2007 116.0 139.5 110.4 36.3 84.9 121.0 119.4 28-May-2007 116.0 139.5 110.4 36.3 84.9 121.0 119.4 29-May-2007 116.3 139.7 109.9 36.4 87.6 121.2 120.1 30-May-2007 116.5 143.1 112.6 35.6 89.4 122.2 121.1 31-May-2007 118.2 140.7 110.7 34.0 90.1 122.2 121.6 01-Jun-2007 119.3 143.1 111.0 34.6 92.3 122.7 122.1 04-Jun-2007 121.0 142.1 110.0 34.9 93.3 122.9 122.3 05-Jun-2007 118.5 140.9 109.9 34.5 92.2 122.3 122.0 06-Jun-2007 116.8 136.8 106.7 34.2 90.2 121.2 120.8 07-Jun-2007 115.9 134.9 103.5 32.8 84.4 119.0 118.7 08-Jun-2007 117.7 135.6 105.2 35.5 86.6 120.4 120.2 11-Jun-2007 118.7 136.8 106.5 34.7 85.8 120.5 120.1 12-Jun-2007 118.9 134.4 107.1 34.1 84.4 119.2 119.1 13-Jun-2007 117.5 130.5 109.0 34.2 84.4 121.0 120.6 14-Jun-2007 117.1 130.0 107.8 34.7 83.7 121.6 121.4 15-Jun-2007 118.3 132.0 106.2 34.8 85.4 122.4 122.7 18-Jun-2007 118.4 133.4 106.6 34.8 85.4 122.3 122.7 19-Jun-2007 119.2 134.4 105.9 34.8 83.5 122.5 122.7 20-Jun-2007 117.1 134.1 104.4 34.0 80.5 120.8 121.4 21-Jun-2007 116.2 133.0 104.2 34.7 80.0 121.6 122.2 22-Jun-2007 113.3 142.6 102.1 34.5 79.0 120.0 120.9 25-Jun-2007 112.9 141.6 99.6 34.8 77.9 119.6 120.4 26-Jun-2007 113.1 140.7 96.4 36.6 75.0 119.2 120.2 27-Jun-2007 115.8 143.3 102.5 35.7 75.4 120.3 121.7 28-Jun-2007 115.4 143.6 98.1 35.6 74.6 120.2 121.8 Highly Confidential KPN00183797

`29-Jun-2007 114.9 141.6 97.9 35.1 74.7 120.1 121.6 02-Jul-2007 114.6 140.9 99.3 35.6 74.0 121.3 122.9 03-Jul-2007 117.0 145.5 102.0 35.0 73.1 121.8 123.5 04-Jul-2007 117.0 145.5 102.0 35.0 73.1 121.8 123.5 05-Jul-2007 116.3 146.5 101.3 34.4 73.0 121.8 124.1 06-Jul-2007 116.5 148.9 101.5 34.5 73.3 122.2 124.5 09-Jul-2007 113.6 155.2 100.2 34.5 73.1 122.3 124.7 10-Jul-2007 112.0 147.5 94.5 33.4 72.8 120.6 123.3 11-Jul-2007 113.5 146.5 90.4 34.0 72.7 121.3 123.8 12-Jul-2007 115.4 147.9 91.3 34.2 74.5 123.6 126.2 13-Jul-2007 117.1 150.1 100.1 33.9 74.2 124.0 126.4 16-Jul-2007 115.0 149.2 102.7 33.3 74.0 123.7 126.0 17-Jul-2007 112.9 148.2 104.3 33.4 74.4 123.7 126.7 13-Jul-2007 112.6 144.8 104.4 33.2 73.6 123.5 126.1 19-Jul-2007 113.1 143.3 108.8 31.4 74.1 124.0 127.0 20-Jul-2007 112.2 140.9 106.3 31.2 75.7 122.5 125.5 23-Jul-2007 111.0 143.6 105.5 31.1 74.7 123.1 125.7 24-Jul-2007 111.4 140.9 100.3 30.5 73.1 120.7 123.3 25-Jul-2007 111.1 138.5 97.8 29.7 72.6 121.2 123.7 26-Jul-2007 108.2 121.8 94.7 29.9 71.8 118.4 121.4 27-Jul-2007 106.5 121.1 92.5 29.5 71.3 116.5 119.7 30-Jul-2007 107.3 126.4 90.9 27.1 71.0 117.7 120.6 31-Jul-2007 107.4 126.6 91.4 24.1 72.3 116.2 118.9 0l-Aug-2007 107.0 126.9 90.9 22.5 72.0 117.1 119.3 02-Aug-2007 110.3 133.2 91.9 21.0 71.5 117.6 120.3 03-Aug-2007 105.9 125.7 90.4 23.1 68.8 114.4 117.3 06-Aug-2007 100.9 122.5 90.0 21.9 65.9 117.2 119.0 07-Aug-2007 102.1 120.1 92.1 23.7 68.1 117.9 119.6 08-Aug-2007 103.2 124.2 102.6 24.9 78.0 119.6 122.0 09-Aug-2007 99.1 130.3 109.3 27.3 35.0 116.0 119.4 10-Aug-2007 101.7 131.0 105.4 27.8 72.0 116.1 118.9 13-Aug-2007 103.7 128.1 98.2 25.8 72.4 116.0 118.7 14-Aug-2007 103.1 122.8 92.5 24.4 72.6 113.9 116.7 15-Aug-2007 102.9 120.8 89.5 24.6 69.2 112.3 114.8 16-Aug-2007 106.7 115.0 91.6 24.3 70.2 112.7 114.5 17-Aug-2007 107.7 119.6 96.9 24.2 75.0 115.5 117.0 20-Aug-2007 106.1 118.9 101.1 23.6 73.6 115.4 117.2 21-Aug-2007 108.0 120.3 99.3 24.2 74.1 115.6 117.8 22-Aug-2007 107.7 121.8 100.9 24.1 75.3 116.9 119.2 23-Aug-2007 107.7 120.6 98.9 24.7 72.0 116.8 118.7 24-Aug-2007 109.4 121.5 102.6 24.7 69.6 118.1 120.3 27-Aug-2007 110.3 122.0 99.4 25.8 67.9 117.1 119.6 28-Aug-2007 109.0 117.4 95.3 24.3 64.7 114.4 116.8 29-Aug-2007 109.8 119.6 96.4 24.1 66.3 116.9 119.7 30-Aug-2007 110.5 122.0 96.5 23.7 65.6 116.4 119.8 31-Aug-2007 110.5 126.6 98.7 23.8 65.2 117.7 121.3 03-Sep-2007 110.5 126.6 98.7 23.8 65.2 117.7 121.3 04-Sep-2007 109.0 128.6 101.0 23.5 71.0 118.9 122.8 05-Sep-2007 109.3 124.5 98.9 22.9 65.6 117.6 121.7 06-Sep-2007 110.7 119.4 98.4 23.8 68.3 118.1 122.1 07-Sep-2007 107.1 116.0 94.3 22.9 66.5 116.1 119.8 10-Sep-2007 104.3 113.1 89.5 22.7 62.1 115.9 119.5 ll-Sep-2007 104.9 114.3 91.7 22.9 63.3 117.5 121.3 12-Sep-2007 106.3 111.4 90.8 23.4 59.6 117.5 121.1 13-Sep-2007 105.9 110.9 91.0 22.9 60.4 118.5 121.5 14-Sep-2007 106.3 108.2 90.6 22.5 60.0 118.5 121.5 17-Sep-2007 108.1 108.0 88.5 21.9 58.3 117.9 120.6 18-Sep-2007 112.8 113.1 93.9 23.2 60.8 121.4 123.8 19-Sep-2007 119.2 115.0 101.5 22.3 60.8 122.1 124.5 20-Sep-2007 119.8 111.4 98.9 22.4 58.8 121.3 124.0 21-Sep-2007 120.5 112.1 101.5 22.7 58.4 121.8 124.8 24-Sep-2007 120.7 111.9 108.1 22.1 56.5 121.2 124.6 25-Sep-2007 120.9 110.7 114.0 14.7 56.7 121.2 125.3 26-Sep-2007 121.7 114.0 113.8 10.8 58.3 121.8 126.1 27-Sep-2007 121.8 115.5 113.2 11.2 59.7 122.3 126.5 28-Sep-2007 122.9 112.6 109.3 11.6 60.6 121.9 126.2 0l-Oct-2007 120.9 114.0 113.9 10.8 62.6 123.5 126.0 Highly Confidential KPN00183798

02-Oct-2007 121.7 115.3 114.6 11.1 65.0 123.5 128.3 03-Oct-2007 121.1 116.0 110.4 11.4 62.9 123.0 127.5 04-Oct-2007 121.0 121.1 110.2 11.6 64.6 123.2 127.7 05-Oct-2007 121.4 122.0 111.0 13.0 63.9 124.4 129.8 08-Oct-2007 120.3 120.1 110.5 29.0 59.4 124.0 130.2 09-Oct-2007 89.4 119.3 109.6 24.7 57.7 125.0 131.0 10-Oct-2007 89.5 117.2 109.4 21.8 58.4 124.8 131.3 11-Oct-2007 88.8 116.2 107.3 21.6 58.2 124.1 129.5 12-Oct-2007 89.1 118.6 110.3 20.9 58.9 124.7 131.0 15-Oct-2007 90.3 105.6 111.2 19.2 56.5 123.7 129.8 16-Oct-2007 86.7 103.1 109.8 20.3 57.9 122.9 129.1 17-Oct-2007 87.5 101.7 116.3 19.9 57.8 123.1 130.4 18-Oct-2007 87.0 106.1 116.4 18.9 57.7 123.0 130.7 19-Oct-2007 86.3 101.7 113.3 17.4 57.0 119.3 127.3 22-Oct-2007 87.1 104.6 116.1 16.0 57.3 120.3 128.6 23-Oct-2007 87.4 79.4 114.1 16.7 57.3 121.4 130.7 24-Oct-2007 87.3 77.0 114.2 18.1 57.2 121.1 129.6 25-Oct-2007 88.6 76.0 111.0 17.3 57.4 120.9 128.5 26-Oct-2007 89.8 75.3 112.8 24.1 56.1 122.6 131.0 29-Oct-2007 89.8 76.3 111.5 23.4 57.1 123.1 131.6 30-Oct-2007 87.9 73.8 108.1 22.3 57.8 122.3 131.5 31-Oct-2007 90.3 73.4 109.3 23.1 58.1 123.7 133.5 0l-Nov-2007 87.1 70.9 102.3 24.1 56.0 120.5 130.5 02-Nov-2007 81.6 74.1 104.6 23.4 55.3 120.6 131.3 05-Nov-2007 82.2 73.4 106.2 22.5 57.6 120.0 130.5 06-Nov-2007 83.4 73.4 110.8 22.9 57.4 121.4 131.9 07-Nov-2007 74.2 72.9 102.0 24.7 56.5 117.8 128.4 08-Nov-2007 73.9 70.9 99.8 28.1 57.8 117.8 125.9 09-Nov-2007 73.4 70.5 96.7 25.5 58.5 116.1 122.7 12-Nov-2007 71.4 70.0 96.4 23.7 59.6 114.9 120.7 13-Nov-2007 72.5 73.8 94.2 25.9 60.4 118.3 124.9 14-Nov-2007 68.9 72.4 92.0 25.1 59.3 117.4 123.5 15-Nov-2007 65.9 68.3 90.5 24.1 59.3 115.9 122.3 16-Nov-2007 67.1 77.2 95.1 25.6 60.0 116.5 123.2 19-Nov-2007 64.2 78.9 92.7 24.5 60.2 114.5 121.1 20-Nov-2007 60.6 77.0 94.3 24.4 60.4 115.0 121.3 21-Nov-2007 59.2 77.7 92.0 23.0 57.8 113.1 119.7 22-Nov-2007 59.2 77.7 92.0 23.8 57.8 113.1 119.7 23-Nov-2007 58.6 78.0 93.5 24.0 60.4 115.1 121.3 26-Nov-2007 56.0 74.6 90.9 23.7 58.7 112.4 118.7 27-Nov-2007 56.5 78.7 93.8 25.5 58.1 114.1 120.5 28-Nov-2007 56.6 81.8 97.9 25.8 60.0 117.3 124.4 29-Nov-2007 58.1 81.6 99.8 25.0 58.7 117.4 124.6 30-Nov-2007 60.5 81.4 95.0 23.8 58.7 118.3 124.3 03-Dec-2007 61.1 81.8 94.2 24.0 58.0 117.6 123.2 04-Dec-2007 59.0 76.8 100.8 22.7 56.5 116.8 122.4 05-Dec-2007 58.9 81.6 107.1 23.4 57.9 118.6 124.5 06-Dec-2007 60.8 84.5 112.2 24.0 60.5 120.4 126.5 07-Dec-2007 60.7 86.4 112.3 23.3 58.3 120.2 126.4 10-Dec-2007 61.8 84.3 117.8 22.9 60.0 121.1 127.0 11-Dec-2007 62.1 83.5 114.2 23.6 58.2 118.0 123.9 12-Dec-2007 60.6 79.4 114.5 23.7 59.3 118.7 124.7 13-Dec-2007 60.9 79.9 112.6 23.5 59.2 118.9 124.6 14-Dec-2007 59.3 75.8 107.9 23.2 59.8 117.2 123.1 17-Dec-2007 58.4 72.6 103.4 22.7 62.1 115.5 120.2 18-Dec-2007 58.7 77.0 108.0 22.6 64.7 116.2 121.2 19-Dec-2007 59.2 74.3 111.4 21.5 61.9 116.0 121.5 20-Dec-2007 59.9 74.3 113.5 20.9 62.3 116.6 123.3 21-Dec-2007 62.5 74.0 118.6 23.3 65.6 118.5 125.7 24-Dec-2007 63.5 72.9 121.9 23.6 66.8 119.5 126.7 25-Dec-2007 63.5 72.9 121.9 23.6 66.8 119.5 126.7 26-Dec-2007 64.7 74.1 121.2 25.3 66.5 119.6 127.2 27-Dec-2007 61.0 73.8 117.6 23.4 62.6 117.9 125.0 28-Dec-2007 60.2 74.1 117.0 22.6 59.5 118.1 124.9 31-Dec-2007 58.6 73.6 114.3 26.0 61.2 117.3 123.9 01-Jan-2008 59.6 73.6 114.3 26.0 61.2 117.3 123.9 02-Jan-2008 57.8 74.3 110.3 25.0 56.6 115.6 121.9 Highly Confidential KPN00183799

03-Jan-2008 57.7 75.5 110.1 23.2 56.3 115.6 121.6 04-Jan-2008 56.3 72.9 107.3 22.3 49.7 112.7 117.0 07-Jan-2008 54.9 71.9 107.8 21.6 51.6 113.1 116.7 08-Jan-2008 50.9 71.4 101.6 20.5 49.5 111.0 114.0 09-Jan-2008 51.9 70.9 102.9 22.1 53.1 112.5 115.6 10-Jan-2008 56.8 72.6 107.9 24.0 52.2 113.4 116.2 11-Jan-2008 55.0 70.5 107.1 22.3 49.4 111.9 114.0 14-Jan-2008 57.8 71.9 112.5 22.5 50.6 113.1 115.7 15-Jan-2008 59.1 70.9 115.1 22.1 50.2 110.3 112.9 16-Jan-2008 60.5 72.9 122.0 22.4 51.3 109.7 111.9 17-Jan-2008 59.1 74.1 118.7 22.1 50.5 106.5 109.6 18-Jan-2008 60.8 68.8 113.8 23.2 49.6 105.8 109.3 21-Jan-2008 60.8 68.8 113.8 23.2 49.6 105.8 109.3 22-Jan-2008 59.0 68.0 116.0 22.7 49.6 104.7 107.1 23-Jan-2008 62.2 71.7 117.8 22.5 52.7 106.9 108.2 24-Jan-2008 61.7 71.7 112.5 22.5 49.9 108.0 110.3 25-Jan-2008 59.7 72.6 109.3 22.5 50.3 106.3 108.6 28-Jan-2008 60.6 78.5 111.3 22.6 50.5 108.1 109.7 29-Jan-2008 63.2 81.6 112.0 22.5 51.0 108.8 110.1 30-Jan-2008 61.9 78.5 110.1 22.1 50.1 108.3 109.7 31-Jan-2008 64.0 83.3 111.6 22.5 50.3 110.1 111.6 01-Feb-2008 65.1 82.3 111.7 22.6 50.7 111.4 112.7 04-Feb-2008 63.2 82.6 113.3 23.2 49.6 110.3 111.3 05-Feb-2008 55.3 78.9 107.1 22.0 49.8 106.7 107.9 06-Feb-2008 51.2 76.0 104.3 22.0 48.1 105.9 106.4 07-Feb-2008 53.3 72.6 101.0 23.4 50.2 106.8 107.1 08-Feb-2008 51.0 72.6 103.7 22.5 46.4 106.8 107.6 11-Feb-2008 51.0 69.0 104.9 22.1 47.1 106.9 108.4 12-Feb-2008 53.6 67.1 108.0 22.9 47.6 107.7 108.4 13-Feb-2008 54.3 70.5 114.6 24.2 49.3 109.2 110.9 14-Feb-2008 51.5 64.2 113.8 23.2 47.1 107.7 108.9 15-Feb-2008 51.1 60.0 114.5 23.4 46.7 107.8 108.4 18-Feb-2008 51.1 60.0 114.5 23.4 46.7 107.8 108.4 19-Feb-2008 50.4 58.8 113.3 22.9 49.3 107.7 107.7 20-Feb-2008 49.5 54.5 111.0 23.1 48.5 108.6 108.7 21-Feb-2008 47.1 51.8 103.4 23.5 47.9 107.2 107.4 22-Feb-2008 47.2 55.7 97.9 23.3 47.7 108.1 107.6 25-Feb-2008 48.2 54.0 101.3 23.2 47.6 109.6 108.7 26-Feb-2008 51.5 54.7 100.0 23.4 46.8 110.3 109.5 27-Feb-2008 51.3 57.6 103.4 22.8 46.6 110.2 109.9 28-Feb-2008 50.4 57.6 101.8 22.0 45.5 109.2 108.9 29-Feb-2008 46.4 54.0 100.1 20.9 42.4 106.3 106.1 03-Mar-2008 43.0 54.7 101.4 20.7 41.1 106.3 105.5 04-Mar-2008 43.3 54.0 99.4 22.1 40.9 106.0 105.6 05-Mar-2008 42.6 55.0 96.2 22.0 41.6 106.5 106.1 06-Mar-2008 41.3 53.8 98.5 21.0 40.6 104.2 103.7 07-Mar-2008 41.6 52.8 97.6 21.6 40.6 103.3 103.3 10-Mar-2008 40.5 45.3 96.0 21.1 39.9 101.7 101.3 11-Mar-2008 43.2 48.4 103.7 21.7 41.3 105.5 105.4 12-Mar-2008 45.7 47.2 100.9 20.8 26.8 104.5 104.8 13-Mar-2008 45.7 43.6 90.9 21.5 27.3 105.1 105.7 14-Mar-2008 44.6 43.6 87.6 20.7 26.1 102.9 103.3 17-Mar-2008 44.5 44.6 83.3 19.4 27.1 101.9 101.7 18-Mar-2008 47.2 47.5 32.5 19.9 28.1 106.3 105.9 19-Mar-2008 44.9 44.8 79.1 19.1 26.8 103.7 103.2 20-Mar-2008 45.7 45.0 81.4 20.6 28.2 106.2 105.5 21-Mar-2008 45.7 45.0 81.4 20.6 28.2 106.2 105.5 24-Mar-2008 48.3 50.8 81.8 20.9 28.6 107.8 108.7 25-Mar-2008 48.3 53.3 82.1 21.5 29.0 108.0 109.3 26-Mar-2008 47.7 51.3 80.7 21.2 28.7 107.1 108.6 27-Mar-2008 46.9 50.4 79.3 21.9 28.5 105.9 106.5 28-Mar-2008 45.7 51.6 78.7 21.1 27.9 105.6 106.4 31-Mar-2008 46.9 51.3 76.6 20.9 28.0 105.0 105.6 01-Apr-2008 48.3 51.1 79.1 22.1 30.1 109.4 110.3 02-Apr-2008 48.0 49.9 79.5 21.6 30.1 109.2 110.3 03-Apr-2008 48.7 52.1 81.7 22.0 30.5 109.4 110.4 04-Apr-2008 48.0 51.1 83.5 21.9 29.8 109.4 110.7 Highly Confidential KPN00183800

07-Apr-2008 47.9 53.5 85.3 22.1 29.8 109.6 110.4 08-Apr-2008 48.3 53.3 88.8 21.8 29.4 109.1 109.7 09-Apr-2008 45.3 49.9 86.2 21.1 29.0 108.2 108.4 10-Apr-2008 46.7 50.4 87.3 21.4 29.6 108.7 109.8 11-Apr-2008 44.1 50.1 85.3 20.5 28.7 106.4 107.0 14-Apr-2008 45.0 49.9 87.7 20.2 28.6 106.1 106.3 15-Apr-2008 45.1 49.2 86.7 20.1 28.5 106.6 106.8 16-Apr-2008 45.5 51.6 89.4 20.7 28.0 109.0 109.8 17-Apr-2008 45.1 54.2 86.0 20.5 27.8 109.1 109.4 18-Apr-2008 45.0 56.4 89.2 20.5 28.6 111.0 112.2 21-Apr-2008 43.8 57.4 84.5 20.3 28.0 110.9 112.5 22-Apr-2008 42.2 57.4 81.3 19.9 24.8 109.9 111.0 23-Apr-2008 43.9 70.5 85.2 20.2 28.8 110.2 112.3 24-Apr-2008 46.7 66.6 87.8 20.5 28.5 110.9 113.4 25-Apr-2008 46.3 66.1 88.2 22.6 28.2 111.6 113.2 28-Apr-2008 46.6 68.3 88.9 22.6 28.5 111.5 113.2 29-Apr-2008 35.8 73.1 87.9 22.0 28.9 111.1 113.3 30-Apr-2008 36.5 71.9 86.7 22.3 27.7 110.7 112.7 01-May-2008 36.7 76.8 95.4 23.1 28.5 112.5 115.9 02-May-2008 36.3 77.5 95.3 22.1 27.3 112.9 115.7 05-May-2008 35.2 76.0 91.8 20.6 26.1 112.4 115.1 06-May-2008 36.9 78.2 93.9 21.2 27.0 113.3 116.0 07-May-2008 34.9 74.6 90.2 21.2 24.3 111.2 113.9 08-May-2008 35.1 78.2 92.7 20.7 24.7 111.6 114.5 09-May-2008 36.0 75.5 92.1 20.7 24.3 110.9 114.2 12-May-2008 36.3 75.8 92.9 20.9 25.2 112.1 116.2 13-May-2008 38.9 75.8 92.5 20.6 25.1 112.0 116.5 14-May-2008 37.1 75.5 89.7 20.3 24.8 112.5 116.6 15-May-2008 37.4 79.4 90.0 20.5 24.6 113.7 118.3 16-May-2008 36.1 86.0 90.8 20.7 26.0 113.8 118.1 19-May-2008 36.0 84.3 90.4 20.6 23.9 113.9 117.5 20-May-2008 36.0 81.8 89.5 20.1 24.0 112.9 116.4 21-May-2008 35.4 76.3 89.4 19.8 25.7 111.1 114.3 22-May-2008 38.2 84.7 89.7 20.7 24.5 111.4 115.1 23-May-2008 37.4 84.5 87.7 20.0 25.5 109.9 114.2 26-May-2008 37.4 84.5 87.7 20.0 25.5 109.9 114.2 27-May-2008 39.3 82.8 88.3 20.2 26.1 110.6 115.9 28-May-2008 38.5 83.5 89.5 20.0 26.0 111.1 116.1 29-May-2008 38.7 83.5 92.5 20.8 27.0 111.7 117.1 30-May-2008 38.3 83.1 93.9 22.6 25.9 111.8 117.8 02-Jun-2008 39.0 83.8 93.1 21.7 24.3 110.7 116.4 03-Jun-2008 38.9 90.6 93.9 20.7 24.6 110.0 115.8 04-Jun-2008 39.9 94.4 98.1 21.1 24.3 110.0 116.9 05-Jun-2008 41.7 107.0 103.1 22.0 21.7 112.1 119.1 06-Jun-2008 41.0 100.5 102.2 21.2 20.9 108.7 115.6 09-Jun-2008 40.8 100.5 101.0 20.3 20.1 108.7 114.9 10-Jun-2008 39.7 95.2 101.6 20.0 19.7 108.5 114.4 11-Jun-2008 39.7 89.6 101.2 20.2 17.7 106.7 111.8 12-Jun-2008 39.5 90.3 103.3 20.9 17.3 107.0 112.3 13-Jun-2008 40.8 92.3 103.4 21.0 17.3 108.6 114.6 16-Jun-2008 40.2 94.7 103.5 20.7 16.7 108.6 115.6 17-Jun-2008 39.7 94.7 103.6 20.3 16.6 107.9 114.8 18-Jun-2008 40.1 91.3 103.5 20.0 16.4 106.8 113.5 19-Jun-2008 41.4 89.8 104.3 19.9 16.1 107.2 115.0 20-Jun-2008 41.0 82.3 100.5 20.3 15.4 105.2 112.4 23-Jun-2008 40.0 79.7 98.0 19.8 14.4 105.3 111.4 24-Jun-2008 39.7 80.6 99.3 19.3 13.7 105.0 110.6 25-Jun-2008 40.7 86.0 100.1 20.2 13.3 105.6 112.1 26-Jun-2008 39.7 77.7 97.0 20.6 13.0 102.5 108.4 27-Jun-2008 38.1 75.5 98.4 20.1 12.5 102.1 108.1 30-Jun-2008 37.5 71.4 93.0 18.8 12.3 102.2 107.1 01-Jul-2008 37.4 70.7 89.7 18.9 13.0 102.6 107.6 02-Jul-2008 35.4 63.4 90.2 18.4 12.3 100.7 105.1 03-Jul-2008 36.8 63.7 90.5 18.6 12.7 100.9 104.9 04-Jul-2008 36.8 63.7 90.5 18.6 12.7 100.9 104.9 07-Jul-2008 35.5 64.2 90.1 17.5 12.8 100.0 104.8 08-Jul-2008 36.5 67.3 90.1 18.1 12.7 101.7 107.2 Highly Confidential KPN00183801

09-Jul-2008 35.8 64.2 83.1 16.6 12.5 99.4 104.4 10-Jul-2008 35.4 63.4 83.1 17.9 12.7 100.1 105.4 11-Jul-2008 35.3 60.0 83.7 18.1 13.0 99.0 104.6 14-Jul-2008 35.0 69.0 85.1 16.8 12.8 98.1 103.3 15-Jul-2008 35.4 67.1 89.8 17.1 12.9 97.0 103.5 16-Jul-2008 37.9 69.0 90.7 17.7 13.0 99.5 106.7 17-Jul-2008 40.1 71.4 87.4 17.6 13.1 100.6 108.0 18-Jul-2008 40.0 70.7 84.5 17.6 13.0 100.7 106.6 21-Jul-2008 41.0 70.0 84.4 17.7 13.0 100.6 106.5 22-Jul-2008 40.0 75.8 82.7 18.0 13.0 102.0 107.6 23-Jul-2008 41.6 86.2 88.2 18.1 13.0 102.4 108.6 24-Jul-2008 43.1 80.9 85.7 18.0 13.0 100.0 106.5 25-Jul-2008 44.6 75.5 85.8 16.9 13.2 100.4 107.9 28-Jul-2008 44.6 78.9 88.8 16.5 13.1 98.6 105.7 29-Jul-2008 45.1 85.5 87.1 16.0 13.0 100.9 108.3 30-Jul-2008 45.5 85.7 86.4 16.4 13.0 102.6 108.8 31-Jul-2008 45.4 82.3 85.6 15.9 12.8 101.2 108.6 01-Aug-2008 45.8 78.2 84.1 15.7 12.8 100.6 107.9 04-Aug-2008 44.0 75.3 85.1 15.7 12.9 99.7 106.7 05-Aug-2008 44.9 78.9 90.9 15.1 13.0 102.6 109.7 06-Aug-2008 45.1 81.1 94.8 15.0 13.3 103.0 111.1 07-Aug-2008 44.1 79.2 95.1 14.9 13.2 101.1 110.0 08-Aug-2008 45.6 76.3 96.0 16.2 13.3 103.5 112.7 11-Aug-2008 48.8 79.2 98.7 15.3 13.3 104.2 114.0 12-Aug-2008 49.4 82.1 99.0 15.1 13.3 103.0 113.5 13-Aug-2008 47.2 77.0 95.4 15.1 13.0 102.7 113.4 14-Aug-2008 48.7 80.4 95.9 15.1 13.3 103.3 114.6 15-Aug-2008 48.5 79.9 94.1 15.0 13.1 103.7 114.5 18-Aug-2008 48.5 79.7 92.4 15.0 13.2 102.1 112.9 19-Aug-2008 47.1 77.2 90.7 14.0 13.1 101.2 111.4 20-Aug-2008 44.9 76.5 91.8 13.7 12.8 101.8 111.6 21-Aug-2008 42.9 75.8 91.2 14.1 12.2 102.0 111.2 22-Aug-2008 43.0 75.1 93.4 13.9 12.1 103.2 112.8 25-Aug-2008 41.7 71.9 91.1 14.0 11.9 101.2 110.5 26-Aug-2008 40.7 76.3 91.3 14.2 11.8 101.5 110.3 27-Aug-2008 40.9 79.7 93.1 15.3 11.5 102.4 111.3 28-Aug-2008 41.8 84.5 95.4 15.3 11.4 103.9 112.6 29-Aug-2008 41.8 83.1 94.7 16.7 11.2 102.4 110.6 01-Sep-2008 41.8 83.1 94.7 16.7 11.2 102.4 110.6 02-Sep-2008 42.2 82.6 95.0 14.7 10.9 102.0 109.7 03-Sep-2008 42.3 82.6 95.5 14.6 10.5 101.8 109.0 04-Sep-2008 41.5 75.1 92.1 14.6 10.0 98.8 105.5 05-Sep-2008 42.2 77.7 88.5 14.4 9.7 99.2 105.4 08-Sep-2008 41.9 80.6 91.2 13.7 9.2 101.2 106.0 09-Sep-2008 41.7 72.6 87.4 13.9 9.3 97.8 103.2 10-Sep-2008 41.8 73.1 89.9 13.4 7.7 98.4 104.1 11-Sep-2008 41.1 77.0 86.2 14.1 7.9 99.7 105.5 12-Sep-2008 41.0 83.3 86.8 14.1 7.1 100.0 105.6 15-Sep-2008 38.4 73.6 83.7 13.1 7.0 95.2 101.8 16-Sep-2008 40.0 74.6 81.9 12.5 6.4 96.9 103.1 17-Sep-2008 37.0 65.1 75.8 11.3 5.7 92.3 98.0 18-Sep-2008 39.2 73.6 81.0 16.5 5.5 96.4 102.7 19-Sep-2008 42.7 79.9 85.5 14.8 5.7 100.2 106.2 22-Sep-2008 42.1 73.6 82.8 12.9 5.7 96.4 101.8 23-Sep-2008 41.5 72.6 80.8 11.9 5.4 94.9 100.6 24-Sep-2008 40.6 73.4 81.3 12.2 5.1 94.7 100.7 25-Sep-2008 41.0 70.9 80.6 12.2 5.6 96.6 102.1 26-Sep-2008 41.0 71.2 82.6 12.2 5.4 96.9 102.0 29-Sep-2008 39.4 59.8 79.3 11.3 5.4 88.4 92.6 30-Sep-2008 39.9 65.4 78.6 11.4 5.4 93.1 97.7 01-Oct-2008 38.6 63.7 75.9 10.7 5.1 92.7 96.6 02-Oct-2008 36.8 56.4 71.5 11.3 4.7 89.0 92.3 03-Oct-2008 34.9 54.7 67.8 10.7 5.0 87.8 90.9 06-Oct-2008 30.7 48.7 64.5 10.7 4.9 84.4 87.0 07-Oct-2008 27.7 43.6 60.8 9.6 5.0 79.6 82.0 08-Oct-2008 24.2 43.3 57.4 7.8 4.6 78.7 81.3 09-Oct-2008 22.6 35.6 53.2 7.3 4.6 72.7 76.8 Highly Confidential KPN00183802

10-Oct-2008 23.7 35.4 53.5 6.9 4.1 71.8 77.0 13-Oct-2008 27.5 39.5 59.1 8.5 5.1 80.1 86.1 14-Oct-2008 25.9 37.8 56.1 9.6 4.9 79.7 83.1 15-Oct-2008 21.7 34.1 50.8 9.7 4.9 72.5 76.0 16-Oct-2008 23.2 32.4 49.7 10.1 4.6 75.6 80.2 17-Oct-2008 22.6 33.2 46.9 9.3 5.0 75.1 79.9 20-Oct-2008 23.5 32.4 51.1 8.8 5.0 78.7 82.7 21-Oct-2008 23.3 31.0 48.7 10.2 4.5 76.3 79.2 22-Oct-2008 21.1 29.8 42.1 8.5 4.6 71.6 75.5 23-Oct-2008 22.5 18.0 40.2 8.8 5.4 72.5 74.9 24-Oct-2008 21.1 18.2 35.1 8.7 5.2 70.0 72.5 27-Oct-2008 17.8 20.8 33.3 8.5 5.5 67.8 70.3 28-Oct-2008 18.4 23.7 32.1 8.0 5.9 75.1 77.0 29-Oct-2008 16.1 26.4 32.4 9.8 6.3 74.3 77.4 30-Oct-2008 18.7 26.6 32.1 8.8 6.5 76.2 79.3 31-Oct-2008 25.3 25.4 34.5 9.9 7.4 77.4 80.4 03-Nov-2008 24.9 27.6 34.5 9.9 7.2 77.2 80.6 04-Nov-2008 25.0 32.0 33.5 10.2 7.2 80.3 83.1 05-Nov-2008 24.7 25.9 32.2 9.6 7.1 76.1 78.5 06-Nov-2008 23.1 23.0 37.7 10.4 6.8 72.3 75.1 07-Nov-2008 24.3 22.8 44.1 10.5 6.2 74.3 76.9 10-Nov-2008 24.8 21.8 46.4 9.7 5.4 73.4 75.5 11-Nov-2008 24.9 21.3 44.6 9.8 5.0 71.8 73.8 12-Nov-2008 23.0 18.9 43.3 10.5 5.4 68.1 70.0 13-Nov-2008 26.1 22.0 48.6 9.9 5.4 72.8 74.6 14-Nov-2008 24.6 21.1 45.5 10.1 5.1 69.7 70.8 17-Nov-2008 23.8 21.8 42.5 9.8 4.9 67.9 69.2 18-Nov-2008 23.9 21.8 37.7 10.3 5.1 68.6 69.3 19-Nov-2008 17.4 18.2 33.7 9.8 4.3 64.4 64.7 20-Nov-2008 13.7 19.1 28.3 9.9 4.1 60.1 61.5 21-Nov-2008 13.8 19.1 30.8 10.3 3.6 63.9 64.7 24-Nov-2008 15.1 20.8 34.1 10.4 3.5 68.0 68.7 25-Nov-2008 16.1 20.6 39.7 11.6 3.0 68.5 68.4 26-Nov-2008 15.8 21.8 40.9 12.4 3.3 70.9 71.6 27-Nov-2008 15.8 21.8 40.9 12.4 3.3 70.9 71.6 28-Nov-2008 15.9 22.8 39.8 11.9 3.1 71.6 71.7 01-Dec-2008 14.4 20.3 33.5 12.5 3.0 65.2 65.3 02-Dec-2008 16.1 19.4 35.9 14.2 3.4 67.8 67.7 03-Dec-2008 17.1 20.1 36.5 14.7 3.2 69.5 69.7 04-Dec-2008 16.6 19.1 34.5 13.7 3.3 67.5 67.5 05-Dec-2008 17.0 19.4 36.1 12.7 4.3 70.0 70.5 08-Dec-2008 17.3 19.5 37.1 14.8 6.2 72.6 73.4 09-Dec-2008 16.6 18.2 37.3 12.9 5.1 71.0 72.3 10-Dec-2008 16.0 18.6 38.0 13.7 4.6 71.8 73.1 11-Dec-2008 14.3 18.6 35.3 11.8 3.1 69.8 70.4 12-Dec-2008 16.5 18.2 37.2 12.2 3.8 70.3 72.0 15-Dec-2008 14.5 18.2 33.9 11.3 3.5 69.4 70.4 16-Dec-2008 14.9 17.7 36.9 11.3 3.4 72.9 74.3 17-Dec-2008 15.4 17.4 37.4 11.6 3.4 72.2 73.8 18-Dec-2008 15.8 17.2 39.3 11.3 3.1 70.7 72.5 19-Dec-2008 17.8 15.5 40.2 7.0 1.7 70.9 73.1 22-Dec-2008 16.6 16.9 39.2 8.8 3.3 69.6 71.6 23-Dec-2008 16.6 16.2 36.2 7.9 2.8 68.9 71.1 24-Dec-2008 16.7 16.2 37.9 8.0 2.7 69.3 71.2 25-Dec-2008 16.7 16.2 37.9 8.0 2.7 69.3 71.2 26-Dec-2008 17.0 16.5 38.7 7.9 2.7 69.7 71.5 29-Dec-2008 15.7 15.7 39.5 7.8 2.6 69.4 70.5 30-Dec-2008 15.9 15.3 38.9 7.5 2.8 71.1 72.4 31-Dec-2008 16.1 16.9 41.2 7.5 2.9 72.1 73.7 01-Jan-2009 16.1 16.9 41.2 7.5 2.9 72.1 73.7 02-Jan-2009 17.8 17.3 41.2 7.5 2.8 74.4 76.2 05-Jan-2009 17.0 20.1 42.1 7.3 3.2 74.1 76.0 06-Jan-2009 18.7 22.3 43.0 7.3 3.3 74.6 77.2 07-Jan-2009 18.1 23.2 40.7 7.1 2.7 72.4 74.7 08-Jan-2009 18.2 32.0 42.2 7.1 2.8 72.7 75.5 09-Jan-2009 17.9 36.1 39.5 7.0 2.8 71.1 73.4 12-Jan-2009 17.6 29.3 37.4 6.7 2.7 69.5 71.9 Highly Confidential KPN00183803

13-Jan-2009 17.8 29.8 39.3 7.1 2.6 69.6 72.2 14-Jan-2009 17.6 26.2 36.6 6.9 2.7 67.3 69.6 15-Jan-2009 17.8 27.6 36.5 6.9 2.6 67.4 70.6 16-Jan-2009 17.6 28.6 37.6 6.8 2.5 67.9 71.4 19-Jan-2009 17.6 28.6 37.7 6.8 2.5 67.9 71.4 20-Jan-2009 14.9 26.2 36.7 6.3 2.2 64.3 67.3 21-Jan-2009 16.8 26.2 36.2 6.9 2.3 67.1 70.4 22-Jan-2009 14.7 25.2 34.1 6.2 2.0 66.1 68.4 23-Jan-2009 13.8 25.4 33.6 6.0 2.0 66.4 69.0 26-Jan-2009 13.4 27.6 34.9 6.2 2.2 66.8 69.6 27-Jan-2009 11.4 27.1 35.1 6.3 2.2 67.5 70.3 28-Jan-2009 11.5 28.1 37.2 6.7 2.2 69.5 72.9 29-Jan-2009 10.9 28.6 33.2 6.7 2.2 67.5 70.4 30-Jan-2009 10.5 24.2 31.8 6.3 2.5 66.0 69.0 02-Feb-2009 11.4 23.7 33.7 6.2 2.5 65.9 69.6 03-Feb-2009 11.2 24.2 32.1 6.8 2.6 67.0 70.8 04-Feb-2009 10.5 23.3 29.9 6.6 2.2 66.5 70.8 05-Feb-2009 10.5 22.3 31.2 6.4 2.3 67.5 72.2 06-Feb-2009 10.4 24.0 32.4 6.4 2.5 69.4 74.3 09-Feb-2009 9.5 23.5 30.4 6.2 2.7 69.5 74.3 10-Feb-2009 8.9 24.2 29.8 5.5 2.5 66.1 71.2 11-Feb-2009 9.4 20.6 30.2 4.4 2.7 66.6 71.5 12-Feb-2009 9.1 22.0 30.7 4.7 2.8 66.7 72.0 13-Feb-2009 9.1 21.8 33.2 4.6 2.8 66.0 71.7 16-Feb-2009 9.1 21.8 33.2 4.6 2.8 66.0 71.7 17-Feb-2009 8.9 22.0 35.3 4.4 2.8 63.0 68.7 18-Feb-2009 8.9 19.4 37.6 4.2 2.4 63.0 68.6 19-Feb-2009 8.8 17.9 36.7 3.8 2.2 62.2 67.4 20-Feb-2009 7.9 17.7 35.8 4.2 2.8 61.5 67.3 23-Feb-2009 7.5 16.5 35.5 4.4 2.5 59.4 64.8 24-Feb-2009 8.3 17.7 37.5 4.2 2.5 61.7 67.3 25-Feb-2009 7.5 17.2 36.4 4.4 2.2 61.1 66.6 26-Feb-2009 7.5 18.2 36.3 4.1 2.4 60.1 65.0 27-Feb-2009 7.2 19.4 37.9 4.0 2.2 58.7 64.3 02-Mar-2009 7.0 18.2 36.7 3.7 2.2 56.0 61.8 03-Mar-2009 6.2 17.2 33.2 4.1 2.4 55.6 61.7 04-Mar-2009 7.0 18.2 32.5 4.3 4.6 56.9 63.2 05-Mar-2009 6.9 17.7 28.6 4.3 3.0 54.5 60.7 06-Mar-2009 7.0 17.6 28.7 4.3 3.0 54.6 60.4 09-Mar-2009 6.9 16.5 26.3 4.3 2.4 54.0 59.2 10-Mar-2009 8.3 15.5 28.3 4.5 2.6 57.5 63.4 11-Mar-2009 7.2 14.6 26.9 4.4 2.6 57.6 64.1 12-Mar-2009 7.3 15.3 30.2 4.6 2.7 60.0 66.6 13-Mar-2009 7.5 15.0 29.6 4.4 2.6 60.4 66.6 16-Mar-2009 7.8 16.0 31.1 4.5 2.8 60.2 65.6 17-Mar-2009 8.3 16.0 33.4 4.6 3.3 62.1 68.3 18-Mar-2009 9.4 16.2 36.4 5.0 3.0 63.4 69.6 19-Mar-2009 8.9 17.4 35.9 4.5 2.9 62.6 69.3 20-Mar-2009 9.3 17.9 35.6 4.4 2.9 61.4 68.1 23-Mar-2009 9.9 17.9 37.5 4.9 2.9 65.7 72.7 24-Mar-2009 8.6 17.4 33.7 4.3 2.8 64.3 70.8 25-Mar-2009 9.0 16.9 36.2 4.5 2.8 65.0 71.4 26-Mar-2009 9.7 19.1 37.5 4.4 2.8 66.5 74.1 27-Mar-2009 8.3 23.0 35.7 4.4 2.8 65.2 72.2 30-Mar-2009 7.2 21.3 35.4 4.3 2.8 62.9 70.1 31-Mar-2009 7.7 22.3 36.3 4.5 2.8 63.7 71.4 01-Apr-2009 8.0 23.0 36.1 4.7 2.8 64.8 72.5 02-Apr-2009 9.5 25.2 37.8 4.7 2.9 66.6 74.8 03-Apr-2009 10.1 25.2 38.9 4.6 2.9 67.3 75.7 06-Apr-2009 9.3 25.2 39.2 4.9 2.8 66.7 75.0 07-Apr-2009 8.2 23.6 36.5 4.7 2.8 65.1 72.9 08-Apr-2009 8.6 23.7 37.5 4.3 3.1 65.9 74.3 09-Apr-2009 9.3 25.2 39.7 4.5 3.2 68.4 77.2 10-Apr-2009 9.3 25.2 39.7 4.5 3.2 68.4 77.2 13-Apr-2009 9.7 24.9 35.7 4.5 3.3 68.4 77.2 14-Apr-2009 8.8 24.9 35.1 4.3 3.1 67.2 75.9 15-Apr-2009 9.7 24.7 35.8 4.3 3.3 68.0 76.0 Highly Confidential KPN00183804

16-Apr-2009 10.3 24.9 35.8 4.3 3.9 69.1 78.0 17-Apr-2009 11.0 30.0 36.0 4.3 3.5 69.4 78.1 11-May-2009 9.6 26.6 34.8 4..3 3.3 66.5 75.1 21-Apr-2009 9.8 26.2 34.9 4.3 3.6 67.9 76.8 22-Apr-2009 10.4 24.7 34.9 4.3 3.3 67.4 76.9 23-Apr-2009 10.3 25.2 34.5 4.2 3.3 68.0 77.2 24-Apr-2009 10.6 26.4 35.7 4.3 3.5 69.2 79.1 27-Apr-2009 10.6 27.4 36.1 4.1 3.4 68.5 78.4 28-Apr-2009 10.6 23.5 36.0 4.2 3.3 68.3 78.2 29-Apr-2009 11.8 25.9 38.0 4.4 3.3 69.8 80.0 30-Apr-2009 12.0 27.1 37.6 4.3 3.3 69.7 80.2 01-May-2009 11.4 27.6 39.7 4.9 3.2 70.1 80.3 04-May-2009 12.8 26.6 43.8 4.6 3.5 72.5 82.4 05-May-2009 12.8 27.1 41.5 4.5 3.2 72.2 81.9 06-May-2009 12.7 28.6 43.0 5.4 3.7 73.4 82.2 07-May-2009 13.6 27.8 43.9 6.3 3.7 72.5 80.2 08-May-2009 14.3 28.6 45.5 6.2 4.0 74.2 81.2 11-May-2009 13.5 27.8 44.3 5.4 4.4 72.6 80.9 (86.5) (72.2) (55.7) (94.6) (95.6) (27.4) (19.1) Highly Confidential KPN00183805